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                                                                    EXHIBIT 23.1




                     CONSENT OF BOCK, KORSNACK & HINDS, INC.

P & F Industries, Inc.
Farmingdale, New York

We hereby consent to the inclusion in this Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K of P & F Industries, Inc. of our report dated January 28, 1998 with respect to the audited financial statements of Green Manufacturing, Inc. and to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-22047) of P & F Industries, Inc. of our report dated January 28, 1998 with respect to the foregoing audited financial statements of Green Manufacturing, Inc.



                                   /s/ Bock, Korsnack & Hinds, Inc.
                                   --------------------------------

December 18, 1998
Maumee, Ohio